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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 17, 2006


                               Toll Brothers, Inc.
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               (Exact Name of Registrant as Specified in Charter)

               Delaware                   001-09186           23-2416878
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      (State or Other Jurisdiction      (Commission         (IRS Employer
            of Incorporation)            File Number)     Identification No.)

             250 Gibraltar Road, Horsham, PA                    19044
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       (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (215) 938-8000

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry into a Material Definitive Agreement.

On March 17, 2006, the Registrant amended and restated its Credit Agreement, dated July 15, 2004, by and among First Huntingdon Finance Corp., the Registrant and the lenders which are parties thereto.

Under the Amended and Restated Credit Agreement dated as of March 17, 2006 (the "Credit Agreement"), the Registrant's bank credit facility was increased from $1.2 billion to $1.8 billion, including a $300 million term loan facility, and the term of the bank credit facility was extended to July 2011. Under the Credit Agreement, the bank credit facility could increase to a maximum amount of $2.7 billion, subject to certain conditions. Borrowings under the Credit Agreement are unsecured. The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors under the Credit Agreement. The Registrant's non-home building subsidiaries and certain home building subsidiaries do not guarantee the Credit Agreement.

On March 17, 2006, the Registrant borrowed $300 million under the term loan portion of its bank credit facility for a term of five years. At March 17, 2006, interest was payable on this amount at 0.50% above the Eurodollar rate or at other specified variable rates as selected by the Registrant from time to time. The interest rate is subject to adjustment based on the Registrant's debt rating and leverage ratio.

At March 17, 2006, interest was payable on borrowings under the revolving credit facility at 0.475% above the Eurodollar rate or at other specified variable rates as selected by the Registrant from time to time. The interest rate is subject to adjustment based on the Registrant's debt rating and leverage ratio. At March 17, 2006, the Registrant did not have any borrowings outstanding under the revolving credit facility and had $341.7 million of letters of credit outstanding under the facility.

Under the terms of the Credit Agreement, the Registrant is not permitted to allow its maximum leverage ratio (as defined in the Credit Agreement) to exceed 2.00:1.00 and would have been required to maintain a minimum tangible net worth (as defined in the Credit Agreement) of approximately $2.14 billion at January 31, 2006. Under the terms of the Credit Agreement, at January 31, 2006, the Registrant's leverage ratio would have been approximately 0.57:1.00 and its tangible net worth would have been approximately $2.90 billion.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by Reference into this Item 2.03.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      TOLL BROTHERS, INC.
Dated: March 31, 2006                                 By: Joseph R. Sicree
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                                                      Joseph R. Sicree
                                                      Senior Vice President,
                                                      Chief Accounting Officer